As filed with the Securities and Exchange Commission on June 24, 1998.
                                  Registration No. 333-_______





                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             ___________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                             ___________________

                International Rectifier Corporation
      (Exact name of registrant as specified in its charter)
                             ___________________

      Delaware                                  95-1528961
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)             Identification No.)

              233 Kansas Street, El Segundo, California  90245
                  (Address of principal executive offices)

    INTERNATIONAL RECTIFIER CORPORATION RETIREMENT SAVINGS PLAN
                          (Full title of the plan)

                             L. Michael Russell,
                     Vice President and General Counsel
              233 Kansas Street, El Segundo, California  90245
                   (Name and address of agent for service)
                             ___________________

        Telephone number, including area code, of agent for
service: (310) 726-8000
                             ___________________

                      CALCULATION  OF REGISTRATION  FEE



                            Proposed Proposed
                            maximum  maximum
Title of    Amount          offering aggregate      Amount of
securities  to be           price    offering       registration
to be       registered      per unit price          fee
registered

Common      1,500,000<1><2> $8.25<3> $12,375,000<3> $3,688<3>
Stock, par  shares
value $1
per share

Interests in the   <1>
Plan

__________________

<1> This Registration Statement covers, in addition to the
    number of shares of Common Stock stated above and pursuant to Rule 416(c) under the Securities Act of 1933, an indeterminate number of shares and interests in the International Rectifier Corporation Retirement Savings Plan (the "Plan") which by reason of certain events specified in the plan may become subject to the Plan.

<2> Each share of Common Stock is accompanied by a share
    purchase right pursuant to the Registrant's Rights
    Agreement, dated August 14, 1996, as amended, with Chase
    Mellon Shareholder Services, as Rights Agent.

<3> Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 22, 1998, as reported on the New York Stock Exchange and published in The Western Edition of The Wall Street Journal.

    The Exhibit Index for this Registration Statement is at page S-4.


                                   PART I

                         INFORMATION REQUIRED IN THE
                          SECTION 10(a) PROSPECTUS


         The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                   PART II

                         INFORMATION REQUIRED IN THE
                           REGISTRATION STATEMENT


ITEM 3.         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by International Rectifier Corporation (the "Company") and the
International Rectifier Corporation Retirement Savings Plan
(the "Plan") are incorporated herein by reference:

   (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997;

   (b) The Company's Quarterly Reports on Forms 10-Q for the quarterly periods ended September 30, 1997, December
         31, 1997, and March 31, 1997;

   (c) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1996; and

   (d) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on June 17, 1985 (which incorporates by reference the description of the Company's Common Stock contained in its Registration Statement on Form S-3 filed with the Commission on June 14, 1985) and the description of the Company's share purchase rights contained in its Registration Statement on Form 8-A filed with the Commission on August 21, 1996, and any amendment or report filed for the purpose of updating such descriptions.

         All documents subsequently filed by the Company or by the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


ITEM 4.         DESCRIPTION OF SECURITIES

         The Company's Common Stock, par value $1 per share,
(the "Common Stock") is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.


ITEM 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legal matters addressed in the Opinion of Company Counsel (attached hereto as Exhibit 5.1) have been passed on for the Company by L. Michael Russell. Mr. Russell is the Vice President, Secretary and General Counsel of the Company and is compensated as an employee of the Company. Mr. Russell is also a participant in the Plan and holds options to acquire shares of Common Stock.

ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by Section 145 of the General Corporation Law of Delaware, the Company's Bylaws provide for indemnification of directors, employees and agents of the company against expenses (including attorneys' fees) and other amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), in which any such person was or is a party or is threatened to be made a party, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of the Company, such a person may not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the Company, unless and only to the extent the court in which such action or suit was brought or the Court of Chancery determines that such person is fairly and reasonably entitled to indemnity for such expenses as such court may deem proper. In each case, indemnification shall be made only upon specific authorization of a majority of disinterested directors, by written opinion of independent legal counsel or by the shareholders, unless the director, officer, employee or agent has been successful on the merits or otherwise in defense of any action or suit, in which case he shall be indemnified without such authorization. The Company's Bylaws require the Company to pay the expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification and permit the Company to advance such expenses to other employees and agents of the Company upon such terms and conditions as are specified by the Company's Board of Directors. The advancement of expenses, as well as indemnification, pursuant to the Company's Bylaws is not exclusive of any other rights which those seeking indemnification or advancement of expenses from the Company may have.

         The Company's Certificate of Incorporation eliminates personal liability of directors to the Company or its shareholders for monetary damages for breach of fiduciary duty as director, except for: (i) any breach of the duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) liability under Section 174 of the Delaware General Corporation Law relating to certain unlawful dividends and stock repurchases; or (iv) any transaction from which the director derived an improper personal benefit.

         The Company's Bylaws permit the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against liability asserted against him or her in any such capacity, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Bylaws. However, the Company maintains liability insurance providing coverage only with respect to claims made against officers and directors as to which they are entitled to be indemnified by the Company.

         The Company has a policy of directors and officers liability insurance which insures directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.


ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


ITEM 8.         EXHIBITS

         See the attached Exhibit Index at page S-4.


ITEM 9.         UNDERTAKINGS

   (a)   The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                             (i)   To include any prospectus
                required by Section 10(a)(3) of the Securities
                Act;

                            (ii)   To reflect in the prospectus
                any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                            (iii)  To include any material
                information with respect to the plan of
                distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                Provided, however, that paragraphs (a)(1)(i) and
   (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new regis-tration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities
Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on May 31, 1998.



                                 By:  /s/ Derek B. Lidow
                                     -------------------
                                      Derek B. Lidow

                                 Its: Chief Executive Officer


                         POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Alexander Lidow, Derek B. Lidow, and Michael P. McGee, and each of them, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE             TITLE                     DATE

/s/ Eric Lidow        Chairman of the Board     May 26, 1998
Eric Lidow


/s/ Alexander Lidow   Chief Executive Officer   May 31, 1998
Alexander Lidow        and Director (Principal
                       Executive Officer)


/s/ Derek B. Lidow    Chief Executive Officer   May 31, 1998
Derek B. Lidow         and Director


/s/ Robert J. Mueller Executive Vice President  May 31, 1998
Robert J. Mueller      - External Affairs and
                       Business Development
                       and Director

/s/ Michael P. McGee   Vice President, Chief    May 31, 1998
Michael P. McGee        Financial Officer
                        (Principal Financial
                        and Accounting Officer)


/s/ Donald S. Burns    Director                 May 31, 1998
Donald S. Burns


/s/ George Krsek       Director                 May 31, 1998
George Krsek


/s/ Minoru Matsuda     Director                 May 31, 1998
Minoru Matsuda


/s/ James D. Plummer   Director                 May 29, 1998
James D. Plummer


/s/ Jack O. Vance      Director                 May 31, 1998
Jack O. Vance


/s/ Rochus E. Vogt     Director                 May 31, 1998
Rochus E. Vogt



         THE PLAN. Pursuant to the requirements of the Securities Act, the Plan has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California on May 31, 1998.


                           INTERNATIONAL RECTIFIER
                           CORPORATION RETIREMENT SAVINGS PLAN

                           By:    International Rectifier
                                  Corporation Retirement
                                  Savings Plan Administrative
                                  Committee


                                  By:  /s/ Michael P. McGee
                                       ---------------------
                                       Michael P. McGee,
                                       Chairman


                                   By:  /s/ George Krause
                                        --------------------
                                        George Krause


                                   By:  /s/ Shelley Wagers
                                        --------------------
                                        Shelley Wagers

                                EXHIBIT INDEX


Exhibit
Number                  Description


4.1      International Rectifier Corporation Retirement
         Savings Plan.

4.2      Amendment 1997-1 to the International Rectifier
         Corporation Retirement Savings Plan.

4.3      Amendment 1997-2 to the International Rectifier
         Corporation Retirement Savings Plan.

4.4      Trust Agreement for the International Rectifier
         Corporation Retirement Savings Plan.

5.1      Opinion of Company Counsel (opinion re legality).

5.2 Opinion of O'Melveny & Myers LLP (opinion re compliance with the Employee Retirement Income
         Security Act of 1974).

23.1     Consent of Coopers & Lybrand L.L.P.
         (consent of independent public accountants).

23.2     Consent of Company Counsel (included in
         Exhibit 5.1).

23.3     Consent of O'Melveny & Myers LLP (included in
         Exhibit 5.2).

24.      Power of Attorney (included in this
         Registration Statement under "Signatures").